UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2004

STEWART ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

LOUISIANA	1-15449	72-0693290
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1333 South Clearview Parkway
Jefferson, Louisiana 70121
(Address of principal executive offices) (Zip Code)

(504) 729-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFP 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement.

     On December 20, 2004, the Compensation Committee of the Board of Directors of Stewart Enterprises, Inc. (the “Company”) granted restricted stock and stock options to the Company’s executive officers.

     The stock option agreements for Thomas M. Kitchen, Executive Vice President and Chief Financial Officer, and Everett N. Kendrick, Senior Vice President and President-Sales and Marketing Division, will each provide for the grant of options to purchase an aggregate of 186,800 shares of Company Class A common stock with an exercise price of $6.90 per share with the following vesting schedule: 25 percent on December 20, 2005, 25 percent on December 20, 2006 and 50 percent on December 20, 2007. These options expire on December 20, 2011. The restricted stock agreements will each provide for the grant of 29,000 restricted shares of Company Class A common stock with the same vesting schedule as the stock options described above.

     The stock option agreements for Lawrence B. Hawkins, Executive Vice President and President-Investors Trust, Inc., Brent F. Heffron, Executive Vice President and President-Southern Division, Michael K. Crane, Sr., Senior Vice President and President-Central Division, G. Kenneth Stephens, Jr., Senior Vice President and President-Eastern Division, and Randall L. Stricklin, Senior Vice President and President-Western Division, will each provide for the grant of options to purchase an aggregate of 46,700 shares of Company Class A common stock with an exercise price of $6.90 per share. The options vest equally on December 20, 2005, 2006, 2007 and 2008 and expire on December 20, 2011. The restricted stock agreements will each provide for the grant of 7,300 restricted shares of Company Class A common stock with the same vesting schedule as the stock options described above.

     The description above of the restricted stock and stock option agreements are not complete and are qualified in their entirety by the actual terms of the agreements, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended October 31, 2004.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STEWART ENTERPRISES, INC.
December 22, 2004	/s/ Michael G. Hymel
Michael G. Hymel Vice President Corporate Controller Chief Accounting Officer